                        ALTERNATIVE LOAN TRUST 2005-85CB


                                FINAL TERM SHEET


                               (COUNTRYWIDE LOGO)


                          $1,257,944,756 (APPROXIMATE)


                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                                     SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED DECEMBER 23, 2005

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-85CB

            DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JANUARY 25, 2006

                               ------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

                      INITIAL CLASS                                            INITIAL CLASS
                       CERTIFICATE         PASS-THROUGH                         CERTIFICATE         PASS-THROUGH
                         BALANCE               RATE                               BALANCE               RATE
----------------------------------------------------------------------------------------------------------------
Class 1-A-1           $ 358,968,000            6.00%        Class 3-A-1        $  52,779,000            5.25%
Class 2-A-1           $ 318,332,000            5.50%        Class 3-A-2        $   4,155,000            5.25%
Class 2-A-2           $ 218,550,000            5.50%        Class 1-X                    N/A          Variable
Class 2-A-3           $  65,200,000            5.50%        Class 2-X                    N/A          Variable
Class 2-A-4           $  81,462,800            5.50%        Class 3-X                    N/A          Variable
Class 2-A-5           $  72,637,715          Variable       Class PO           $   1,955,656             N/A
Class 2-A-6           $  19,810,285          Variable       Class A-R          $         100            6.00%
Class 2-A-7           $   1,778,000            5.50%        Class M            $  24,779,000          Variable
Class 2-A-8           $   6,233,200            5.50%        Class B-1          $  10,165,000          Variable
Class 2-A-9           $  14,786,000            5.50%        Class B-2          $   6,353,000          Variable

                                     SUMMARY

OFFERED CERTIFICATES

Alternative Loan Trust 2005-85CB will issue twenty-three classes of certificates, twenty of which are being offered by this free writing prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate stated principal balance of approximately $1,034,817,364, as of December 1, 2005 and certain other property and assets described in this free writing prospectus. The mortgage loans will consist primarily of two loan groups of 30-year and one loan group of 15-year conventional fixed-rate mortgage loans secured by first liens on one- to four-family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The mortgage pool consists of three loan groups. Loan group 1 will consist primarily of 30-year mortgage loans expected to have an aggregate stated principal balance of approximately $299,784,548 as of the cut-off date. Loan group 2 will consist primarily of 30-year mortgage loans expected to have an aggregate stated principal balance of approximately $675,380,848 as of the cut-off date. Loan group 3 will consist of 15-year mortgage loans expected to have an aggregate stated principal balance of approximately $59,651,967 as of the cut-off date.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they are assigned the following ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's"):

                   S&P    MOODY'S
     CLASS       RATING   RATING           TYPE
---------------  ------   -------   ------------------
Class 1-A-1        AAA      Aaa     Senior
Class 2-A-1        AAA      Aaa     Senior/Accretion
                                    Directed/Super
                                    Senior
Class 2-A-2        AAA      Aaa     Senior/Accretion
                                    Directed
Class 2-A-3        AAA      Aaa     Senior/Accretion
                                    Directed/Super
                                    Senior
Class 2-A-4        AAA      Aaa     Senior/NAS/Super
                                    Senior
Class 2-A-5        AAA      Aaa     Senior/Floating
                                    Rate/Accretion
                                    Directed
Class 2-A-6        AAA      Aaa     Senior/Inverse
                                    Floating Rate/
                                    Accretion Directed
Class 2-A-7        AAA      Aaa     Senior/Accrual
Class 2-A-8        AAA      Aaa     Senior/NAS/Support
Class 2-A-9        AAA      Aaa     Senior/Support/
                                    Accretion Directed
Class 3-A-1        AAA      Aaa     Senior/Accretion
                                    Directed
Class 3-A-2        AAA      Aaa     Senior/Accrual
Class 1-X          AAA      Aaa     Senior/Notional
                                    Amount/Interest
                                    Only/Variable
                                    Rate
Class 2-X          AAA      Aaa     Senior/Notional
                                    Amount/Interest
                                    Only/Variable
                                    Rate
Class 3-X          AAA      Aaa     Senior/Notional
                                    Amount/Interest
                                    Only/Variable Rate
Class PO           AAA      Aaa     Senior/Principal
                                    Only/Component
Class A-R          AAA      Aaa     Senior/Residual
Class M            AA       Aa3     Subordinate/
                                    Variable Rate
Class B-1           A        A3     Subordinate/
                                    Variable Rate
Class B-2          BBB      Baa3    Subordinate/
                                    Variable Rate

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

RELATIONSHIP AMONG THE LOAN GROUPS AND THE CERTIFICATE GROUPS

The numeric prefix for each class of senior certificates designates the group of senior certificates to which that class belongs and corresponds to the loan group of the same number. The senior certificates with a "1" prefix are sometimes referred to in this free writing prospectus as the group 1 senior certificates, the senior certificates with a "2" prefix are sometimes referred to in this free writing prospectus as the group 2 senior certificates and the senior certificates with a "3" prefix are sometimes referred to in this free writing prospectus as the group 3 senior certificates. The Class A-R Certificates are part of the group 1 senior certificates. The Class PO Certificates and the subordinated certificates correspond to the mortgage loans in each loan group.

The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

CUT-OFF DATE

For any mortgage loan in loan group 3, the later of December 1, 2005 and the date of origination for that mortgage loan (these dates are sometimes referred to as the initial cut-off date and sometimes referred to as the cut-off date). For any mortgage loan in loan group 1 or loan group 2 conveyed to the trust on the closing date, the later of December 1, 2005 and the date of origination for that mortgage loan (either of these dates is sometimes referred to in this free writing prospectus as the initial cut-off date). For any mortgage loan in loan group 1 or loan group 2 conveyed to the trust fund after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the trust fund.

CLOSING DATE

On or about December 28, 2005.

DEPOSITOR

CWALT, Inc. is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SELLERS

Countrywide Home Loans, Inc. will be the seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation, or one of it subsidiaries which, in turn, acquired those mortgage loans directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for January 25, 2006.

RECORD DATE

The record date for any distribution date will be the last business day of the month preceding the month of that distribution date.

INTEREST PAYMENTS

Interest will accrue at the rate specified on the cover page hereof or as described in this free writing prospectus, on each interest-bearing class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The interest accrual period for the interest-bearing classes of certificates, other than the Class 2-A-5 and Class 2-A-6 Certificates (we sometimes refer to these certificates as "LIBOR Certificates"), for any distribution date will be the calendar month before the distribution date. The interest accrual period for the LIBOR Certificates for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

PRINCIPAL PAYMENTS

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described "Description of the Certificates -- Principal" in this free writing prospectus.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the trust fund after the aggregate stated principal balance of the mortgage loans and real estate owned by the trust fund is less than or equal to 10% of the sum of the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date plus any amount deposited in the supplemental loan account on the closing date.

SUPPLEMENTAL LOAN AND CAPITALIZED INTEREST ACCOUNTS FOR LOAN GROUP 1 AND LOAN GROUP 2

If the aggregate stated principal balance of the mortgage loans in loan group 1 and loan group 2 transferred to the trust fund on the closing date (these mortgage loans in loan group 1 and loan group 2 are referred to in this free writing prospectus as the group 1 closing date mortgage loans and the group 2 closing date mortgage loans, respectively, and, together with the mortgage loans in loan group 3 are referred to in this free writing prospectus as the closing date mortgage loans) is less than $375,000,000 for loan group 1 and $836,000,000 for loan group 2, an amount equal to the difference between those amounts and the aggregate stated principal balance of the group 1 closing date mortgage loans and the group 2 closing date mortgage loans will be deposited in a supplemental loan account to be used through January 31, 2006 to purchase supplemental mortgage loans. This amount will be allocated among the loan groups such that the sum of the amount deposited in the supplemental loan account for loan group 1 or loan group 2 plus the aggregate stated principal balance of the mortgage loans in that loan group on the closing date equals the amount specified for that loan group in the preceding sentence. Any amounts not used for that purpose will be paid to holders of the senior certificates related to those loan groups as a prepayment of principal no later than the February 2006 distribution date.

Because some of the mortgage loans in loan group 1 and loan group 2 may not be acquired by the trust fund until after the closing date, there may not be sufficient interest collections from mortgage loans in those loan groups to pay all the interest due on the certificates related to those loan groups on the first and possibly the second distribution dates. If a supplemental loan account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

COLLECTION ACCOUNT; PRIORITY OF DISTRIBUTIONS

On each distribution date, amounts available from each of the loan groups to make distributions on the related classes of certificates will be applied in the following order of priority:

(1) to interest on the interest-bearing classes of the senior certificates relating to that loan group;

(2) to principal of the classes and components of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal" in this free writing prospectus;

(3) to any deferred amounts payable on the Class PO Component relating to that loan group, as described under "Description of the Certificates -- Principal" in this free writing prospectus; and

(4) from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

SUBORDINATION

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this free writing prospectus, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates, and the Class B-1 Certificates will have a payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, also will be subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, until the aggregate class certificate balance of the subordinated certificates is reduced to zero. If the aggregate class certificate balance of the subordinated certificates has been reduced to zero, any realized losses on the mortgage loans in a loan group will then be allocated to the senior certificates related to that loan group (other than the notional amount certificates) except that the realized losses on the mortgage loans in loan group 2 that would otherwise be allocable to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-9 Certificates and a portion of the realized losses on the mortgage loans in loan group 2 that would otherwise be allocable to the Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-8 Certificates.

See "Description of the Certificates -- Allocation of Losses" in this free writing prospectus.

TAX STATUS

For federal income tax purposes, the trust fund (exclusive of the supplemental loan account and the capitalized interest account) will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-X, Class 2-X, Class 3-X, Class PO and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                                 % OF                      WEIGHTED
                                     NUMBER                     INITIAL                     AVERAGE   WEIGHTED    WEIGHTED
                                       OF        AGGREGATE      MORTGAGE     AVERAGE       REMAINING   AVERAGE    AVERAGE
                                     INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL       TERM TO     FICO      ORIGINAL
                                    MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY    CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                     LOANS     OUTSTANDING     GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------                   --------  ---------------  ---------  ---------------  ---------  --------  -------------
6.170...........................        1     $    175,500.00     0.06%     175,500.00        360        681        90.00
6.245...........................        2          175,222.67     0.06       87,611.34        359        776        95.00
6.250...........................      154       33,990,962.94    11.34      220,720.54        356        722        67.00
6.260...........................        2          317,215.00     0.11      158,607.50        360        688        94.50
6.270...........................        1          211,500.00     0.07      211,500.00        360        699        90.00
6.295...........................        2          241,407.53     0.08      120,703.77        359        697        94.36
6.300...........................        1          114,000.00     0.04      114,000.00        360        711        80.00
6.330...........................        1          314,500.00     0.10      314,500.00        360        689        85.00
6.340...........................        1          223,110.00     0.07      223,110.00        360        774        90.00
6.370...........................        2          477,240.60     0.16      238,620.30        359        684        92.26
6.375...........................      169       32,286,872.89    10.77      191,046.59        356        715        68.09
6.465...........................        1          131,850.00     0.04      131,850.00        360        790        90.00
6.500...........................      113       19,473,360.03     6.50      172,330.62        357        709        70.04
6.520...........................        2          286,423.00     0.10      143,211.50        360        680        88.18
6.545...........................        1          168,170.00     0.06      168,170.00        360        661        88.51
6.550...........................        1          104,400.00     0.03      104,400.00        360        724        90.00
6.625...........................       63       11,648,637.04     3.89      184,899.00        358        719        73.60
6.700...........................        1          111,141.00     0.04      111,141.00        360        746        90.00
6.750...........................      539      101,273,233.06    33.78      187,890.97        359        710        74.63
6.875...........................      409       79,742,190.41    26.60      194,968.68        359        706        75.75
7.000...........................       75       15,211,830.00     5.07      202,824.40        360        710        79.41
7.125...........................       10        2,089,582.00     0.70      208,958.20        359        711        80.56
7.250...........................        3          717,500.00     0.24      239,166.67        359        750        82.95

                                                                 % OF                      WEIGHTED
                                     NUMBER                     INITIAL                     AVERAGE   WEIGHTED    WEIGHTED
                                       OF        AGGREGATE      MORTGAGE     AVERAGE       REMAINING   AVERAGE    AVERAGE
                                     INITIAL     PRINCIPAL     LOANS IN     PRINCIPAL       TERM TO     FICO      ORIGINAL
                                    MORTGAGE      BALANCE        LOAN        BALANCE       MATURITY    CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                     LOANS     OUTSTANDING     GROUP 1   OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-----------------                   --------  ---------------  ---------  ---------------  ---------  --------  -------------
7.375...........................        1          231,200.00     0.08      231,200.00        360        750        80.00
7.625...........................        1           67,500.00     0.02       67,500.00        360        659        90.00
                                    -----     ---------------   ------
         Total..................    1,556     $299,784,548.17   100.00%
                                    =====     ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (as so adjusted) is approximately 6.678% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 is approximately 6.684% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                             % OF                                 WEIGHTED
                                 NUMBER                    INITIAL                                AVERAGE   WEIGHTED     WEIGHTED
RANGE OF                           OF        AGGREGATE     MORTGAGE     AVERAGE       WEIGHTED   REMAINING  AVERAGE      AVERAGE
CURRENT MORTGAGE                INITIAL      PRINCIPAL     LOANS IN    PRINCIPAL      AVERAGE     TERM TO     FICO    ORIGINAL LOAN-
LOAN PRINCIPAL                  MORTGAGE      BALANCE        LOAN       BALANCE       MORTGAGE    MATURITY   CREDIT   TO-VALUE RATIO
BALANCES ($)                     LOANS      OUTSTANDING    GROUP 1   OUTSTANDING ($)   RATE (%)   (MONTHS)    SCORE         (%)
------------------------------  --------  ---------------  --------  ---------------  ---------  ---------  --------  --------------
      0.01 -  50,000.00.......     13     $    547,026.00    0.18%      42,078.92       6.724        344       702         48.72
 50,000.01 - 100,000.00.......    177       14,625,687.11    4.88       82,631.00       6.732        356       720         68.49
100,000.01 - 150,000.00.......    350       44,088,686.36   14.71      125,967.68       6.703        358       718         72.96
150,000.01 - 200,000.00.......    369       64,389,937.06   21.48      174,498.47       6.674        359       713         73.66
200,000.01 - 250,000.00.......    279       62,747,960.48   20.93      224,903.08       6.655        357       713         73.79
250,000.01 - 300,000.00.......    200       55,020,209.85   18.35      275,101.05       6.678        360       705         75.21
300,000.01 - 350,000.00.......    119       38,929,988.18   12.99      327,142.76       6.693        359       707         72.88
350,000.01 - 400,000.00.......     32       11,676,523.13    3.89      364,891.35       6.701        360       704         74.29
400,000.01 - 450,000.00.......      8        3,383,030.00    1.13      422,878.75       6.828        360       732         77.65
450,000.01 - 500,000.00.......      7        3,341,000.00    1.11      477,285.71       6.748        360       709         68.75
500,000.01 - 550,000.00.......      2        1,034,500.00    0.35      517,250.00       6.564        360       696         75.03
                                -----     ---------------  ------
         Total................  1,556     $299,784,548.17  100.00%
                                =====     ===============  ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 is approximately $192,664.

                              FICO CREDIT SCORES(1)

                                                             % OF                                 WEIGHTED
                                 NUMBER                    INITIAL                                AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   REMAINING  AVERAGE      AVERAGE
                                INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE      TERM TO    FICO    ORIGINAL LOAN-
RANGE OF                        MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE    MATURITY   CREDIT   TO-VALUE RATIO
FICO CREDIT SCORES               LOANS      OUTSTANDING    GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)   SCORE          (%)
------------------------------  --------  ---------------  --------  ---------------  ---------  ---------  --------  --------------
619 and Below................       18    $  2,778,705.39     0.93%     154,372.52      6.481        360      608          59.76
620 - 639....................       92      18,807,047.47     6.27      204,424.43      6.751        359      630          71.01
640 - 659....................      106      22,104,348.30     7.37      208,531.59      6.690        359      649          72.82
660 - 679....................      188      38,042,860.51    12.69      202,355.64      6.723        359      670          73.87
680 - 699....................      223      44,458,551.19    14.83      199,365.70      6.690        358      689          72.90
700 - 719....................      237      44,744,420.47    14.93      188,795.02      6.702        358      709          73.08
720 and Above................      692     128,848,614.84    42.98      186,197.42      6.656        358      757          74.50
                                 -----    ---------------   ------
        Total................    1,556    $299,784,548.17   100.00%
                                 =====    ===============   ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 is approximately 712.

                             DOCUMENTATION PROGRAMS

                                                             % OF                                WEIGHTED
                                 NUMBER                    INITIAL                                AVERAGE   WEIGHTED     WEIGHTED
                                   OF        AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   REMAINING  AVERAGE      AVERAGE
                                INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE     TERM TO     FICO    ORIGINAL LOAN-
                                MORTGAGE      BALANCE        LOAN        BALANCE      MORTGAGE   MATURITY    CREDIT   TO-VALUE RATIO
DOCUMENTATION PROGRAMS           LOANS      OUTSTANDING    GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE         (%)
------------------------------  --------  ---------------  --------  ---------------  ---------  ---------  --------  --------------
Full/Alternative..............     593    $109,783,181.20    36.62%    185,131.84       6.524       359        711        72.21
No Income/No Asset............     140      26,577,142.29     8.87     189,836.73       6.808       359        705        72.63
Preferred.....................     160      30,788,648.20    10.27     192,429.05       6.609       355        745        72.28
Reduced.......................     631     126,010,659.20    42.03     199,699.94       6.809       359        705        75.34
Stated Income/Stated Asset....      31       6,508,767.28     2.17     209,960.23       6.792       358        705        68.54
Streamlined...................       1         116,150.00     0.04     116,150.00       6.750       360        693        69.55
                                 -----    ---------------   ------
        Total.................   1,556    $299,784,548.17   100.00%
                                 =====    ===============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)



                                                          % OF                                 WEIGHTED
                             NUMBER                      INITIAL                                AVERAGE   WEIGHTED    WEIGHTED
                               OF        AGGREGATE       MORTGAGE    AVERAGE        WEIGHTED   REMAINING  AVERAGE     AVERAGE
                            INITIAL      PRINCIPAL       LOANS IN    PRINCIPAL       AVERAGE    TERM TO    FICO    ORIGINAL LOAN-
RANGE OF ORIGINAL           MORTGAGE      BALANCE          LOAN       BALANCE       MORTGAGE   MATURITY   CREDIT   TO-VALUE RATIO
LOAN-TO-VALUE RATIOS (%)     LOANS      OUTSTANDING       GROUP 1   OUTSTANDING ($)   RATE (%)  (MONTHS)   SCORE        (%)
------------------------    --------  ---------------    ---------  --------------  ---------  --------- -------- ---------------
50.00 and Below............      151  $ 24,129,440.53        8.05%     159,797.62       6.567       352     703        40.50
50.01 to 55.00.............       50     8,709,389.85        2.91      174,187.80       6.539       351     713        52.23
55.01 to 60.00.............       69    14,383,530.88        4.80      208,456.97       6.532       359     721        57.87
60.01 to 65.00.............       83    16,703,610.94        5.57      201,248.32       6.607       357     706        62.71
65.01 to 70.00.............       95    19,571,184.10        6.53      206,012.46       6.595       358     697        68.48
70.01 to 75.00.............      143    29,173,189.70        9.73      204,008.32       6.697       359     699        73.69
75.01 to 80.00.............      819   158,805,607.04       52.97      193,901.84       6.726       359     715        79.73
80.01 to 85.00.............       11     2,315,711.95        0.77      210,519.27       6.747       360     689        84.31
85.01 to 90.00.............       93    17,847,616.72        5.95      191,909.86       6.782       359     715        89.61
90.01 to 95.00.............       38     7,296,430.21        2.43      192,011.32       6.761       359     738        94.58
95.01 to 100.00............        4       848,836.25        0.28      212,209.06       6.376       360     682        98.29
                            --------  ---------------    ---------
         Total..............   1,556  $299,784,548.17      100.00%
                            ========  ===============    =========

(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 is approximately 73.49%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)



                                                         % OF                                   WEIGHTED
                            NUMBER                      INITIAL                                  AVERAGE     WEIGHTED    WEIGHTED
                              OF         AGGREGATE      MORTGAGE      AVERAGE       WEIGHTED    REMAINING    AVERAGE      AVERAGE
                           INITIAL       PRINCIPAL      LOANS IN     PRINCIPAL      AVERAGE      TERM TO      FICO       ORIGINAL
                           MORTGAGE       BALANCE        LOAN         BALANCE       MORTGAGE    MATURITY     CREDIT    LOAN-TO-VALUE
STATE                       LOANS       OUTSTANDING     GROUP 1    OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE        RATIO (%)
---------------------     ---------  ----------------  ---------   ---------------  ---------   ---------  ---------   -------------
 Arizona................    124      $ 24,271,903.18     8.10%       195,741.15       6.707        360        726          74.28
 California.............    187        46,312,085.32    15.45        247,658.21       6.669        357        700          64.97
 Colorado...............     45         8,712,875.15     2.91        193,619.45       6.704        360        711          76.65
 Florida................    193        36,413,444.60    12.15        188,670.70       6.734        359        712          75.54
 Illinois...............     64        13,608,590.63     4.54        212,634.23       6.705        356        712          74.19
 Maryland...............     34         7,791,827.80     2.60        229,171.41       6.629        360        706          69.44
 Massachusetts..........     40         9,103,894.68     3.04        227,597.37       6.739        357        708          73.03
 Michigan...............     61         9,143,472.88     3.05        149,893.00       6.504        358        716          70.45
 Nevada.................     41         9,085,001.83     3.03        221,585.41       6.613        359        708          76.12
 New Jersey.............     64        15,588,222.31     5.20        243,565.97       6.763        358        705          73.48
 New York...............     35         8,509,215.69     2.84        243,120.45       6.746        355        705          67.02
 Oregon.................     35         6,835,561.46     2.28        195,301.76       6.602        359        721          74.14
 Pennsylvania...........     39         6,055,420.56     2.02        155,267.19       6.684        358        717          75.65
 Texas .................     89        12,033,897.91     4.01        135,212.34       6.709        359        719          79.86
 Virginia...............     43         9,464,972.79     3.16        220,115.65       6.580        360        710          73.12
 Washington.............     36         6,757,336.45     2.25        187,703.79       6.708        360        701          78.58
Other (less than 2%)....    426        70,096,824.93    23.38        164,546.54       6.675        358        716          76.82
                         ------      ---------------   -------
         Total..........  1,556      $299,784,548.17   100.00%
                         ======      ===============   =======

(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.408% of the Initial Mortgage Loans in loan group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE



                                                              % OF                                WEIGHTED
                                NUMBER                       INITIAL                              AVERAGE    WEIGHTED    WEIGHTED
                                  OF        AGGREGATE       MORTGAGE      AVERAGE      WEIGHTED   REMAINING   AVERAGE    AVERAGE
                               INITIAL      PRINCIPAL       LOANS IN     PRINCIPAL     AVERAGE     TERM TO     FICO      ORIGINAL
                               MORTGAGE      BALANCE          LOAN        BALANCE      MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      OUTSTANDING       GROUP 1  OUTSTANDING ($)   RATE (%)  (MONTHS)     SCORE      RATIO (%)
---------------------------    --------  ---------------    --------  ---------------  ---------  ---------  --------  -------------
 Refinance (cash-out)........     530    $ 106,754,161.41     35.61%     201,422.95      6.661       357       696         66.42
 Purchase....................     808      150,759,909.17     50.29      186,584.05      6.723       359       722         79.30
 Refinance (rate/term).......     218       42,270,477.59     14.10      193,901.27      6.602       358       711         70.60
                               --------  ----------------   --------
         Total..............    1,556    $ 299,784,548.17    100.00%
                               ========  ================   ========

                          TYPES OF MORTGAGED PROPERTIES






                                                              % OF                                WEIGHTED
                               NUMBER                        INITIAL                              AVERAGE    WEIGHTED    WEIGHTED
                                 OF          AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED   REMAINING   AVERAGE    AVERAGE
                              INITIAL        PRINCIPAL      LOANS IN     PRINCIPAL     AVERAGE     TERM TO     FICO      ORIGINAL
                              MORTGAGE        BALANCE         LOAN        BALANCE      MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
PROPERTY TYPE                  LOANS        OUTSTANDING      GROUP 1  OUTSTANDING ($)   RATE (%)  (MONTHS)     SCORE      RATIO (%)
------------------------      --------   ----------------   --------  ---------------  ---------  ---------  --------  -------------
 2-4 Family Residence........    109     $  30,153,674.36     10.06%   276,639.21        6.806       355        712       73.48
 Condominium Hotel...........      1           228,750.00      0.08    228,750.00        6.750       360        776       75.00
 High-rise Condominium.......     17         3,201,169.65      1.07    188,304.10        6.794       360        704       71.35
 Low-rise Condominium........    147        26,086,677.97      8.70    177,460.39        6.766       358        710       76.28
 Planned Unit Development....    383        75,875,132.93     25.31    198,107.40        6.687       359        715       76.30
 Single Family Residence....     899       164,239,143.26     54.79    182,690.93        6.644       358        710       71.79
                              -------    ----------------   --------
         Total...............  1,556     $ 299,784,548.17    100.00%
                              =======    ================   ========

                               OCCUPANCY TYPES(1)


                                                             % OF                                WEIGHTED
                              NUMBER                        INITIAL                              AVERAGE    WEIGHTED    WEIGHTED
                                OF         AGGREGATE       MORTGAGE     AVERAGE       WEIGHTED   REMAINING   AVERAGE    AVERAGE
                              INITIAL      PRINCIPAL       LOANS IN    PRINCIPAL      AVERAGE     TERM TO     FICO      ORIGINAL
                             MORTGAGE       BALANCE          LOAN       BALANCE       MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
OCCUPANCY TYPE                LOANS       OUTSTANDING       GROUP 1  OUTSTANDING ($)   RATE (%)  (MONTHS)     SCORE      RATIO (%)
------------------           --------  ----------------    --------  ---------------  ---------  ---------  --------  -------------
 Investment Property.......     264    $  45,413,659.39      15.15%    172,021.44       6.769       358         720        73.94
 Primary Residence.........   1,207      237,602,157.78      79.26     196,853.49       6.660       358         709        73.12
 Secondary Residence.......      85       16,768,731.00       5.59     197,279.19       6.787       360         726        77.47
                             --------  ----------------    --------
         Total.............   1,556    $ 299,784,548.17     100.00%
                             ========  ================    ========

(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)


                                                           % OF                                                       WEIGHTED
                             NUMBER                       INITIAL                                          WEIGHTED   AVERAGE
                               OF          AGGREGATE      MORTGAGE         AVERAGE           WEIGHTED      AVERAGE    ORIGINAL
                             INITIAL       PRINCIPAL      LOANS IN        PRINCIPAL           AVERAGE        FICO     LOAN-TO-
REMAINING TERM              MORTGAGE        BALANCE         LOAN           BALANCE           MORTGAGE       CREDIT     VALUE
TO MATURITY (MONTHS)         LOANS        OUTSTANDING      GROUP 1      OUTSTANDING ($)      RATE (%)       SCORE     RATIO (%)
-----------------------     --------    ----------------  --------      ---------------      --------      --------  ---------
 360.....................      1,231    $ 239,850,613.50    80.01%      194,842.09            6.689          711        73.09
 359.....................        222       41,448,080.07    13.83       186,703.06            6.645          716        75.58
 358.....................         48        8,851,077.58     2.95       184,397.45            6.693          700        77.90
 357.....................         14        3,072,785.27     1.02       219,484.66            6.855          692        79.12
 356.....................          9        1,407,461.86     0.47       156,384.65            6.802          719        79.53
 355.....................          5          723,850.67     0.24       144,770.13            6.845          677        79.46
 354.....................          1          339,625.00     0.11       339,625.00            7.000          733        95.00
 353.....................          1          223,643.67     0.07       223,643.67            6.875          731        90.00
 312.....................          1          236,239.51     0.08       236,239.51            6.750          725        80.00
 300.....................          2          272,000.00     0.09       136,000.00            6.750          683        61.82
 240.....................         20        3,116,482.00     1.04       155,824.10            6.479          724        51.33
 239.....................          2          242,689.04     0.08       121,344.52            6.250          758        68.74
                            --------    ----------------  --------
         Total...........      1,556    $ 299,784,548.17   100.00%
                            ========    ================  ========

(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 is approximately 358 months.

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)


                                                                       % OF                                                WEIGHTED
                                      NUMBER                          INITIAL                                    WEIGHTED   AVERAGE
                                        OF          AGGREGATE        MORTGAGE         AVERAGE        WEIGHTED   AVERAGE    ORIGINAL
                                      INITIAL       PRINCIPAL        LOANS IN        PRINCIPAL        AVERAGE     FICO     LOAN-TO-
                                     MORTGAGE        BALANCE           LOAN           BALANCE        MORTGAGE    CREDIT     VALUE
MORTGAGE RATE (%)                      LOANS       OUTSTANDING        GROUP 2      OUTSTANDING ($)   RATE (%)    SCORE     RATIO (%)
------------------                   --------    ----------------   ------------   ---------------   --------   --------  ---------
 4.500............................       1       $     189,510.47      0.03%         189,510.47         239         766      58.46
 5.125............................       2             683,536.05      0.10          341,768.03         356         757      73.67
 5.250............................       4             919,416.08      0.14          229,854.02         358         744      75.70
 5.375............................      11           2,843,239.83      0.42          258,476.35         358         729      68.57
 5.500............................      25           4,445,356.53      0.66          177,814.26         357         729      60.62
 5.580............................       1             153,359.15      0.02          153,359.15         357         746      87.40
 5.625............................      64          13,731,626.47      2.03          214,556.66         359         712      69.62
 5.715............................       1             358,000.00      0.05          358,000.00         360         715      89.50
 5.750............................     188          39,569,262.89      5.86          210,474.80         358         721      68.23
 5.795............................       1              81,000.00      0.01           81,000.00         360         655      93.10
 5.800............................       1             340,000.00      0.05          340,000.00         360         720      79.81
 5.870............................       1             218,700.00      0.03          218,700.00         360         651      82.53
 5.875............................     549         110,338,976.10     16.34          200,981.74         358         716      67.10
 5.900............................       1             196,000.00      0.03          196,000.00         360         686      80.00
 5.915............................       1             351,765.36      0.05          351,765.36         360         666      90.00
 5.925............................       1             110,792.21      0.02          110,792.21         359         719      85.97
 5.990............................       6           1,446,214.77      0.21          241,035.80         359         716      74.02
 5.995............................       4             752,374.08      0.11          188,093.52         360         702      92.61
 6.000............................     480          92,870,250.26     13.75          193,479.69         359         718      67.44
 6.005............................       1             168,012.00      0.02          168,012.00         360         704      95.00
 6.020............................       1             192,000.00      0.03          192,000.00         360         665      86.29
 6.030............................       1             189,500.00      0.03          189,500.00         360         801      88.14
 6.045............................       1             107,300.00      0.02          107,300.00         360         627      87.95
 6.050............................       1             292,800.00      0.04          292,800.00         360         646      80.00
 6.115............................       1             212,650.00      0.03          212,650.00         359         804      79.99
 6.125............................     413          79,759,970.96     11.81          193,123.42         359         718      69.71
 6.165............................       1             202,500.00      0.03          202,500.00         360         799      90.00
 6.170............................       1             224,297.05      0.03          224,297.05         359         701      87.35


                                                                      % OF                                                WEIGHTED
                                     NUMBER                          INITIAL                                   WEIGHTED    AVERAGE
                                       OF          AGGREGATE        MORTGAGE        AVERAGE         WEIGHTED    AVERAGE   ORIGINAL
                                     INITIAL       PRINCIPAL        LOANS IN        PRINCIPAL        AVERAGE     FICO     LOAN-TO-
                                    MORTGAGE        BALANCE           LOAN           BALANCE        MORTGAGE    CREDIT     VALUE
MORTGAGE RATE (%)                    LOANS        OUTSTANDING        GROUP 2      OUTSTANDING ($)   RATE (%)    SCORE     RATIO (%)
-----------------                   --------    ----------------   ------------   ---------------   --------   --------  ----------
6.215............................        1            245,253.78       0.04         245,253.78         359         800      90.00
6.250............................      760        146,368,155.00      21.67         192,589.68         359         718      68.39
6.300............................        1            117,000.00       0.02         117,000.00         360         744      90.00
6.325............................        1            197,415.20       0.03         197,415.20         359         631      80.00
6.345............................        1            108,800.00       0.02         108,800.00         359         784      85.00
6.375............................      684        130,568,694.51      19.33         190,889.90         359         715      69.88
6.380............................        1             85,900.00       0.01          85,900.00         360         774      43.85
6.395............................        1            127,200.00       0.02         127,200.00         360         662      88.95
6.420............................        1            196,650.00       0.03         196,650.00         360         640      90.00
6.500............................      129         26,580,250.41       3.94         206,048.45         360         720      79.01
6.625............................       93         18,735,119.26       2.77         201,452.90         359         724      78.70
6.680............................        1            150,450.00       0.02         150,450.00         360         755      85.00
6.750............................        2            199,550.00       0.03          99,775.00         359         763      77.45
6.875............................        3            752,000.00       0.11         250,666.67         359         693      80.00
                                    ------      ----------------     -------
        Total....................    3,442      $ 675,380,848.42     100.00%
                                    ======      ================     =======

(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (as so adjusted) is approximately 6.129% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 is approximately 6.132% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)



                                                            % OF                                  WEIGHTED
                             NUMBER                        INITIAL                                AVERAGE     WEIGHTED    WEIGHTED
 RANGE OF                      OF       AGGREGATE         MORTGAGE      AVERAGE         WEIGHTED  REMAINING  AVERAGE       AVERAGE
 CURRENT MORTGAGE            INITIAL    PRINCIPAL         LOANS IN    PRINCIPAL        AVERAGE    TERM TO      FICO       ORIGINAL
 LOAN PRINCIPAL              MORTGAGE    BALANCE           LOAN        BALANCE        MORTGAGE   MATURITY     CREDIT   LOAN-TO-VALUE
 BALANCES ($)                 LOANS    OUTSTANDING         GROUP 2   OUTSTANDING ($)   RATE (%)   (MONTHS)     SCORE       RATIO (%)
 -------------------         --------  ----------------   --------   ---------------  ---------   ---------  --------   ------------
      0.01 -  50,000.00...     35       $  1,586,069.73    0.23%       45,316.28        6.189       346         731         43.95
 50,000.01 - 100,000.00.....  377         30,161,806.24    4.47        80,004.79        6.142       357         727         60.55
100,000.01 - 150,000.00.....  718         90,803,479.79    13.44       126,467.24       6.155       359         720         68.05
150,000.01 - 200,000.00.....  834        146,021,114.63    21.62       175,085.27       6.126       359         717         69.40
200,000.01 - 250,000.00.....  588        132,038,115.18    19.55       224,554.62       6.159       359         718         70.22
250,000.01 - 300,000.00.....  426        117,087,468.29    17.34       274,853.21       6.126       359         711         69.51
300,000.01 - 350,000.00.....  341        111,295,232.20    16.48       326,378.98       6.102       359         716         71.77
350,000.01 - 400,000.00.....  103         37,169,526.48    5.50        360,869.19       6.106       359         728         68.56
400,000.01 - 450,000.00.....  10           4,243,381.10    0.63        424,338.11       6.198       360         722         72.13
450,000.01 - 500,000.00.....  6            2,838,420.92    0.42        473,070.15       5.919       360         693         74.65
500,000.01 - 550,000.00.....  3            1,570,733.86    0.23        523,577.95       6.048       360         782         78.36
550,000.01 - 600,000.00.....  1              565,500.00    0.08        565,500.00       6.125       360         665         65.00
                               --------- ----------------   -------
         Total................  3,442  $ 675,380,848.42   100.00%
                               ======= ================   =======

(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 is approximately $196,218.

                              FICO CREDIT SCORES(1)


                                                            % OF                                   WEIGHTED
                              NUMBER                        INITIAL                                AVERAGE    WEIGHTED   WEIGHTED
                                OF         AGGREGATE        MORTGAGE    AVERAGE       WEIGHTED   REMAINING   AVERAGE     AVERAGE
                             INITIAL       PRINCIPAL        LOANS IN   PRINCIPAL      AVERAGE     TERM TO     FICO       ORIGINAL
RANGE OF                     MORTGAGE      BALANCE           LOAN       BALANCE       MORTGAGE   MATURITY    CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES             LOANS      OUTSTANDING       GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)    SCORE     RATIO (%)
--------------------       ----------  ------------------   --------  ---------------  ---------  ----------  -------  ------------
 619 and Below............        48    $    8,774,282.00       1.30%    182,797.54        6.062        360         600        57.29
 620 - 639................       166        32,134,476.55       4.76     193,581.18        6.122        359         630        67.42
 640 - 659................       249        50,155,780.14       7.43     201,428.84        6.108        360         650        66.38
 660 - 679................       412        83,953,297.17      12.43     203,770.14        6.154        358         669        68.79
 680 - 699................       387        74,949,025.44      11.10     193,666.73        6.157        359         690        67.80
 700 - 719................       488        99,520,332.05      14.74     203,935.11        6.148        359         710        70.54
 720 and Above............     1,689       325,400,259.63      48.18     192,658.53        6.122        359         761        70.45
 Not Available............         3           493,395.44       0.07     164,465.15        6.084        359          0         73.26
                           -----------  -----------------   ----------
             Total.......       3,442   $  675,380,848.42     100.00%
                           ===========  =================   ==========

(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 is approximately 718.

                             DOCUMENTATION PROGRAMS

                                                                % OF                                 WEIGHTED
                              NUMBER                           INITIAL                               AVERAGE  WEIGHTED   WEIGHTED
                                OF           AGGREGATE         MORTGAGE   AVERAGE       WEIGHTED   REMAINING   AVERAGE     AVERAGE
                              INITIAL        PRINCIPAL         LOANS IN   PRINCIPAL      AVERAGE    TERM TO   FICO     ORIGINAL
DOCUMENTATION                 MORTGAGE        BALANCE           LOAN      BALANCE       MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
PROGRAMS                       LOANS        OUTSTANDING        GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE    RATIO (%)
---------------------------  ----------  -------------------   --------- -------------- ---------  ----------  ------  -------------
 CLUES Plus.................       4      $     1,192,000.00       0.18%    298,000.00       6.195       360       713       66.17
 Full/Alternative...........   1,306          236,952,660.95      35.08     181,433.89       6.064       359       706       72.52
 No Income/No Asset.........     292           51,368,913.00       7.61     175,920.93       6.185       359       716       56.02
 Preferred..................     644          131,687,257.59      19.50     204,483.32       6.082       359       751       69.11
 Reduced....................   1,090          233,775,762.42      34.61     214,473.18       6.212       359       713       69.97
 Stated Income/Stated Asset.     105           20,310,394.46       3.01     193,432.33       6.177       356       694       60.54
 Streamlined................       1               93,860.00       0.01      93,860.00       6.375       360       742       72.20
                             ---------   ---------------------  ---------
         Total..............   3,442      $   675,380,848.42     100.00%
                             =========   ====================   =========

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                           % OF
                                       NUMBER                             INITIAL
                                         OF            AGGREGATE          MORTGAGE         AVERAGE         WEIGHTED
                                      INITIAL          PRINCIPAL          LOANS IN        PRINCIPAL         AVERAGE
RANGE OF ORIGINAL                     MORTGAGE          BALANCE            LOAN            BALANCE         MORTGAGE
LOAN-TO-VALUE RATIOS (%)               LOANS          OUTSTANDING         GROUP 2      OUTSTANDING ($)     RATE (%)
----------------------------------    --------    --------------------   --------      ---------------     --------
 50.00 and Below..................       556      $     90,890,392.39     13.46%          163,471.93         6.103
 50.01 to 55.00...................       200            42,003,588.55      6.22           210,017.94         6.075
 55.01 to 60.00...................       196            39,219,595.39      5.81           200,099.98         6.084
 60.01 to 65.00...................       232            47,357,468.99      7.01           204,127.02         6.086
 65.01 to 70.00...................       263            54,707,048.20      8.10           208,011.59         6.089
 70.01 to 75.00...................       266            54,039,050.99      8.00           203,154.33         6.117
 75.01 to 80.00...................     1,520           306,572,856.92     45.39           201,692.67         6.161
 80.01 to 85.00...................        19             3,133,143.53      0.46           164,902.29         6.165
 85.01 to 90.00...................       106            20,291,670.83      3.00           191,430.86         6.230
 90.01 to 95.00...................        78            16,065,310.33      2.38           205,965.52         6.214
 95.01 to 100.00..................         6             1,100,722.30      0.16           183,453.72         5.947
                                      --------    --------------------   --------
         Total....................     3,442      $    675,380,848.42    100.00%
                                      ========    ====================   ========

                                      WEIGHTED
                                       AVERAGE        WEIGHTED        WEIGHTED
                                      REMAINING        AVERAGE         AVERAGE
                                       TERM TO          FICO          ORIGINAL
RANGE OF ORIGINAL                     MATURITY         CREDIT       LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)              (MONTHS)          SCORE         RATIO (%)
----------------------------------    ---------     ------------    -------------
 50.00 and Below..................       357             714            39.38
 50.01 to 55.00...................       360             712            52.64
 55.01 to 60.00...................       358             708            57.69
 60.01 to 65.00...................       358             709            62.96
 65.01 to 70.00...................       359             717            68.21
 70.01 to 75.00...................       359             716            73.26
 75.01 to 80.00...................       359             722            79.63
 80.01 to 85.00...................       358             731            83.37
 85.01 to 90.00...................       359             720            89.31
 90.01 to 95.00...................       359             730            94.41
 95.01 to 100.00..................       359             683            98.21

         Total....................

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 is approximately 69.35%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                           % OF
                                       NUMBER                             INITIAL
                                         OF            AGGREGATE          MORTGAGE         AVERAGE         WEIGHTED
                                      INITIAL          PRINCIPAL          LOANS IN        PRINCIPAL         AVERAGE
                                      MORTGAGE          BALANCE            LOAN            BALANCE         MORTGAGE
STATE                                  LOANS          OUTSTANDING         GROUP 2      OUTSTANDING ($)     RATE (%)
----------------------------------    --------    --------------------   --------      ---------------     --------
 Arizona..........................       248      $     47,615,408.70      7.05%          191,997.62         6.156
 California.......................       577           135,394,398.97     20.05           234,652.34         6.115
 Colorado.........................       124            26,174,981.71      3.88           211,088.56         6.162
 Florida..........................       277            48,780,905.77      7.22           176,104.35         6.164
 Georgia..........................       101            17,907,716.98      2.65           177,304.13         6.198
 Hawaii...........................        62            17,816,445.30      2.64           287,362.02         6.035
 Illinois.........................        63            13,574,083.42      2.01           215,461.64         6.105
 Maryland.........................        83            18,276,903.23      2.71           220,203.65         6.159
 Massachusetts....................        63            14,462,114.95      2.14           229,557.38         6.125
 Nevada...........................       140            31,067,254.10      4.60           221,908.96         6.088
 New Jersey.......................       104            24,170,968.41      3.58           232,413.16         6.179
 New York.........................       105            25,505,888.53      3.78           242,913.22         6.101
 North Carolina...................       102            17,298,489.50      2.56           169,593.03         6.126
 Oregon...........................       106            19,218,009.18      2.85           181,301.97         6.149
 Texas............................       151            23,403,618.14      3.47           154,990.85         6.125
 Virginia.........................        95            19,963,840.03      2.96           210,145.68         6.101
 Washington.......................       153            31,725,309.56      4.70           207,354.96         6.130
 Other (less than 2%).............       888           143,024,511.94     21.18           161,063.64         6.137
                                      --------    --------------------   --------
         Total....................     3,442      $    675,380,848.42    100.00%
                                      ========    ====================   ========

                                       WEIGHTED
                                       AVERAGE        WEIGHTED        WEIGHTED
                                      REMAINING       AVERAGE          AVERAGE
                                       TERM TO          FICO          ORIGINAL
                                       MATURITY        CREDIT       LOAN-TO-VALUE
STATE                                  (MONTHS)        SCORE          RATIO (%)
----------------------------------    ---------     ------------    -------------
 Arizona..........................       359            710             69.10
 California.......................       359            709             59.90
 Colorado.........................       359            728             74.50
 Florida..........................       359            711             70.59
 Georgia..........................       360            715             76.80
 Hawaii...........................       358            717             66.91
 Illinois.........................       360            719             67.65
 Maryland.........................       359            711             67.99
 Massachusetts....................       359            722             68.04
 Nevada...........................       359            712             72.01
 New Jersey.......................       358            718             65.44
 New York.........................       359            726             67.29
 North Carolina...................       358            728             77.23
 Oregon...........................       360            721             71.50
 Texas............................       359            737             77.99
 Virginia.........................       360            706             70.06
 Washington.......................       358            718             73.90
 Other (less than 2%).............       358            726             73.52

         Total....................

----------
(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.361% of the Initial Mortgage Loans in loan group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                           % OF
                                       NUMBER                             INITIAL
                                         OF            AGGREGATE          MORTGAGE         AVERAGE         WEIGHTED
                                      INITIAL          PRINCIPAL          LOANS IN        PRINCIPAL        AVERAGE
                                      MORTGAGE          BALANCE            LOAN            BALANCE         MORTGAGE
LOAN PURPOSE                           LOANS          OUTSTANDING         GROUP 2      OUTSTANDING ($)     RATE (%)
----------------------------------    --------    --------------------   --------      ---------------     --------
 Refinance (cash-out).............     1,367      $    269,818,963.26     39.95%          197,380.37         6.102
 Purchase.........................     1,538           306,140,457.76     45.33           199,051.01         6.167
 Refinance (rate/term)............       537            99,421,427.40     14.72           185,142.32         6.103
                                      --------    --------------------   --------
         Total....................     3,442      $    675,380,848.42    100.00%
                                      ========    ====================   ========

                                      WEIGHTED
                                       AVERAGE        WEIGHTED        WEIGHTED
                                      REMAINING       AVERAGE          AVERAGE
                                       TERM TO          FICO          ORIGINAL
                                      MATURITY         CREDIT       LOAN-TO-VALUE
LOAN PURPOSE                          (MONTHS)         SCORE          RATIO (%)
----------------------------------    ---------     ------------    -------------
 Refinance (cash-out).............       359            695             62.67
 Purchase.........................       359            736             75.94
 Refinance (rate/term)............       358            721             67.16

         Total....................

                   TYPES OF MORTGAGED PROPERTIES

                                                                           % OF
                                       NUMBER                             INITIAL
                                         OF            AGGREGATE          MORTGAGE         AVERAGE         WEIGHTED
                                      INITIAL          PRINCIPAL          LOANS IN        PRINCIPAL        AVERAGE
                                      MORTGAGE          BALANCE            LOAN            BALANCE         MORTGAGE
PROPERTY TYPE                          LOANS          OUTSTANDING         GROUP 2      OUTSTANDING ($)     RATE (%)
----------------------------------    --------    --------------------   --------      ---------------     --------
 2-4 Family Residence.............       130      $     34,260,046.06      5.07%          263,538.82         6.175
 Condominium Hotel................         3               554,250.00      0.08           184,750.00         6.368
 Cooperative......................         3               629,360.42      0.09           209,786.81         5.737
 High-rise Condominium............        37             8,587,876.13      1.27           232,104.76         6.142
 Low-rise Condominium.............       257            50,399,154.10      7.46           196,105.66         6.161
 Planned Unit Development.........       814           168,782,284.42     24.99           207,349.24         6.134
 Single Family Residence..........     2,198           412,167,877.29     61.03           187,519.51         6.124
                                      --------    --------------------   --------
         Total....................     3,442      $    675,380,848.42    100.00%
                                      ========    ====================   ========

                                       WEIGHTED
                                       AVERAGE        WEIGHTED        WEIGHTED
                                      REMAINING        AVERAGE         AVERAGE
                                       TERM TO          FICO          ORIGINAL
                                       MATURITY        CREDIT       LOAN-TO-VALUE
PROPERTY TYPE                          (MONTHS)        SCORE          RATIO (%)
----------------------------------    ---------     ------------    -------------
 2-4 Family Residence.............       359            729             67.77
 Condominium Hotel................       360            730             73.19
 Cooperative......................       358            683             79.99
 High-rise Condominium............       360            738             71.09
 Low-rise Condominium.............       359            731             72.72
 Planned Unit Development.........       359            722             72.38
 Single Family Residence..........       359            713             67.76

         Total....................

                               OCCUPANCY TYPES(1)

                                                                           % OF
                                       NUMBER                             INITIAL
                                         OF            AGGREGATE          MORTGAGE         AVERAGE         WEIGHTED
                                      INITIAL          PRINCIPAL          LOANS IN        PRINCIPAL         AVERAGE
                                      MORTGAGE          BALANCE            LOAN            BALANCE         MORTGAGE
OCCUPANCY TYPE                         LOANS          OUTSTANDING         GROUP 2      OUTSTANDING ($)     RATE (%)
----------------------------------    --------    --------------------   --------      ---------------     --------
 Investment Property..............       265      $     42,258,542.61      6.26%          159,466.20         6.155
 Primary Residence................     2,994           596,865,228.91     88.37           199,353.78         6.128
 Secondary Residence..............       183            36,257,076.90      5.37           198,126.10         6.169
                                      --------    --------------------   --------
         Total....................     3,442      $    675,380,848.42    100.00%
                                      ========    ====================   ========

                                        WEIGHTED
                                        AVERAGE        WEIGHTED       WEIGHTED
                                       REMAINING       AVERAGE         AVERAGE
                                        TERM TO          FICO         ORIGINAL
                                        MATURITY        CREDIT      LOAN-TO-VALUE
OCCUPANCY TYPE                          (MONTHS)        SCORE         RATIO (%)
----------------------------------    ---------     ------------    -------------
 Investment Property..............        359            739            69.90
 Primary Residence................        359            715            69.08
 Secondary Residence..............        358            735            73.05

         Total....................

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                               % OF
                             NUMBER                           INITIAL                                       WEIGHTED     WEIGHTED
                               OF           AGGREGATE         MORTGAGE      AVERAGE          WEIGHTED       AVERAGE       AVERAGE
                            INITIAL         PRINCIPAL         LOANS IN     PRINCIPAL         AVERAGE          FICO        ORIGINAL
REMAINING TERM              MORTGAGE         BALANCE           LOAN         BALANCE          MORTGAGE        CREDIT    LOAN-TO-VALUE
TO MATURITY (MONTHS)         LOANS         OUTSTANDING        GROUP 2    OUTSTANDING ($)      RATE (%)       SCORE      RATIO (%)
--------------------------  --------   --------------------  ---------   ---------------     --------       --------   -------------
 360......................   2,286     $    439,178,780.48    65.03%        192,116.70         6.148           714         68.61
 359......................     835          171,934,275.32    25.46         205,909.31         6.115           723         70.23
 358......................     212           43,873,517.02     6.50         206,950.55         6.096           729         73.80
 357......................      44            9,294,925.83     1.38         211,248.31         6.000           725         73.43
 356......................      18            3,783,103.14     0.56         210,172.40         5.882           738         72.31
 355......................       4              567,205.20     0.08         141,801.30         5.965           694         69.68
 354......................       3              259,058.07     0.04          86,352.69         6.039           736         62.11
 353......................       2              538,534.18     0.08         269,267.09         6.250           733         64.11
 352......................       1              310,184.38     0.05         310,184.38         6.000           772         51.07
 350......................       1              300,024.76     0.04         300,024.76         5.375           724         91.44
 347......................       2              233,706.09     0.03         116,853.05         6.177           749         69.55
 340......................       1              318,409.89     0.05         318,409.89         6.375           713         63.73
 324......................       1               92,555.30     0.01          92,555.30         6.625           794         82.90
 300......................       9            1,382,550.00     0.20         153,616.67         6.155           732         60.61
 299......................       1              146,300.51     0.02         146,300.51         6.375           742         24.83
 240......................      20            2,750,809.40     0.41         137,540.47         6.059           702         53.00
 239......................       2              416,908.85     0.06         208,454.43         5.250           715         52.48
                            --------   --------------------  --------
         Total............   3,442     $    675,380,848.42   100.00%
                            ========   ====================  ========

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 is approximately 359 months.

                                  LOAN GROUP 3


                                MORTGAGE RATES(1)

                                                             % OF                       WEIGHTED
                              NUMBER                       INITIAL                       AVERAGE     WEIGHTED       WEIGHTED
                                OF         AGGREGATE       MORTGAGE       AVERAGE       REMAINING     AVERAGE        AVERAGE
                              INITIAL      PRINCIPAL       LOANS IN      PRINCIPAL       TERM TO       FICO         ORIGINAL
                             MORTGAGE       BALANCE          LOAN         BALANCE       MATURITY      CREDIT        LOAN-TO-
MORTGAGE RATE (%)              LOANS      OUTSTANDING      GROUP 3     OUTSTANDING ($)   (MONTHS)      SCORE     VALUE RATIO (%)
--------------------------   --------  -----------------  ---------    ---------------  ---------    --------    ---------------
 4.875....................       2     $     165,782.85      0.28%       82,891.43         178          783          44.56
 5.000....................       2           173,874.60      0.29        86,937.30         176          731          32.94
 5.125....................       4           384,629.70      0.64        96,157.43         177          733          63.13
 5.250....................       9         1,087,744.23      1.82       120,860.47         174          762          68.17
 5.375....................       9         1,101,285.81      1.85       122,365.09         178          733          67.06
 5.500....................     113        20,578,534.91     34.50       182,110.93         179          716          53.30
 5.625....................      76        12,272,805.00     20.57       161,484.28         179          713          51.08
 5.750....................      75        11,677,645.65     19.58       155,701.94         179          712          51.89
 5.875....................      68         9,310,897.55     15.61       136,924.96         179          702          53.88
 6.000....................      10         1,184,239.44      1.99       118,423.94         178          710          57.67
 6.125....................       6           916,648.13      1.54       152,774.69         178          686          72.01
 6.150....................       1           180,000.00      0.30       180,000.00         180          715          90.00
 6.250....................       3           400,372.55      0.67       133,457.52         179          736          68.18
 6.375....................       1           133,105.18      0.22       133,105.18         178          626          55.83
 6.500....................       1            84,401.31      0.14        84,401.31         178          703          69.11
                             --------  -----------------  ---------
         Total............     380     $  59,651,966.91    100.00%
                             ========  =================  =========

     ----------
     (1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charged by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 (as so adjusted) is approximately 5.6506% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 3 is approximately 5.6509% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         % OF                                WEIGHTED
                            NUMBER                     INITIAL                               AVERAGE                      WEIGHTED
RANGE OF                      OF      AGGREGATE        MORTGAGE      AVERAGE      WEIGHTED  REMAINING    WEIGHTED         AVERAGE
CURRENT MORTGAGE           INITIAL    PRINCIPAL         LOANS IN    PRINCIPAL      AVERAGE   TERM TO   AVERAGE FICO       ORIGINAL
LOAN PRINCIPAL             MORTGAGE    BALANCE           LOAN        BALANCE      MORTGAGE   MATURITY     CREDIT       LOAN-TO-VALUE
BALANCES ($)                LOANS    OUTSTANDING       GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)     SCORE          RATIO (%)
------------                -----    -----------       -------   ---------------  --------   --------     -----          ---------
      0.01 -    50,000.00      12    $     506,010.26      0.85%       42,167.52    5.665       174          739             39.08
 50,000.01 -   100,000.00      77        6,063,809.02      10.17       78,750.77    5.641       179          716             46.71
100,000.01 -   150,000.00     133       16,894,531.78      28.32      127,026.55    5.675       178          716             55.97
150,000.01 -   200,000.00      73       12,869,812.44      21.57      176,298.80    5.685       179          717             56.09
200,000.01 -   250,000.00      35        7,925,386.70      13.29      226,439.62    5.625       179          707             50.91
250,000.01 -   300,000.00      23        6,096,658.08      10.22      265,072.09    5.647       179          711             52.23
300,000.01 -   350,000.00      16        5,221,748.88       8.75      326,359.31    5.602       179          703             59.56
350,000.01 -   400,000.00       9        3,216,098.57       5.39      357,344.29    5.597       179          696             55.91
400,000.01 -   450,000.00       2          857,911.18       1.44      428,955.59    5.500       179          768             28.70
                              ---    ----------------    ------
         Total                380    $  59,651,966.91    100.00%
                              ===    ================    ======

(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 is approximately $156,979.

                              FICO CREDIT SCORES(1)

                                                     % OF                                    WEIGHTED
                     NUMBER                         INITIAL                                  AVERAGE                     WEIGHTED
                       OF            AGGREGATE      MORTGAGE      AVERAGE         WEIGHTED  REMAINING     WEIGHTED       AVERAGE
                    INITIAL          PRINCIPAL      LOANS IN     PRINCIPAL        AVERAGE    TERM TO    AVERAGE FICO     ORIGINAL
RANGE OF            MORTGAGE          BALANCE        LOAN         BALANCE         MORTGAGE   MATURITY      CREDIT     LOAN-TO-VALUE
FICO CREDIT SCORES   LOANS          OUTSTANDING     GROUP 3   OUTSTANDING ($)     RATE (%)   (MONTHS)       SCORE       RATIO (%)
------------------   -----          -----------     -------   ---------------     --------   --------       -----       ---------
619 and Below          5       $    574,663.21        0.96%    114,932.64          5.702       180          607           62.75
620 - 639             27          4,789,122.19        8.03     177,374.90          5.740       179          630           56.75
640 - 659             34          5,306,733.83        8.90     156,080.41          5.708       179          650           54.86
660 - 679             38          6,073,299.77       10.18     159,823.68          5.651       179          669           51.79
680 - 699             46          8,025,341.13       13.45     174,463.94          5.631       179          689           55.62
700 - 719             58          8,904,315.32       14.93     153,522.68          5.645       179          709           53.54
720 and Above        172         25,978,491.46       43.55     151,037.74          5.630       179          763           52.79
                     ---       ---------------      ------
         Total       380       $ 59,651,966.91      100.00%
                     ===       ===============      ======

(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 3 is approximately 713.

                             DOCUMENTATION PROGRAMS

                                                         % OF                                  WEIGHTED
                             NUMBER                     INITIAL                                AVERAGE                    WEIGHTED
                               OF         AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   REMAINING    WEIGHTED       AVERAGE
                             INITIAL      PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE     TERM TO   AVERAGE FICO     ORIGINAL
                            MORTGAGE       BALANCE       LOAN         BALANCE      MORTGAGE    MATURITY     CREDIT     LOAN-TO-VALUE
DOCUMENTATION PROGRAMS        LOANS      OUTSTANDING    GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE       RATIO (%)
----------------------        -----      -----------    -------   ---------------  --------    --------      -----       ---------
 Full/Alternative               54    $ 7,997,988.81     13.41%     148,110.90       5.658       179          680           68.02
 No Income/No Asset             48       7,702,055.65    12.91      160,459.49       5.667       179          709           48.18
 Preferred                     132      17,053,449.20    28.59      129,192.80       5.625       179          751           55.66
 Reduced                       131      24,263,842.85    40.68      185,220.17       5.663       179          700           49.45
 Stated Income/Stated Asset     14       2,495,282.11     4.18      178,234.44       5.649       178          707           56.41
 Streamlined                     1         139,348.29     0.23      139,348.29       5.500       179          627           22.20
                               ---     --------------   ------
         Total                 380     $59,651,966.91   100.00%
                               ===     ==============   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                       % OF                                WEIGHTED
                           NUMBER                     INITIAL                               AVERAGE                    WEIGHTED
                             OF        AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED  REMAINING    WEIGHTED       AVERAGE
                          INITIAL      PRINCIPAL      LOANS IN     PRINCIPAL      AVERAGE   TERM TO   AVERAGE FICO     ORIGINAL
RANGE OF ORIGINAL         MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  MATURITY      CREDIT     LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)   LOANS      OUTSTANDING     GROUP 3   OUTSTANDING ($)  RATE (%)  (MONTHS)       SCORE       RATIO (%)
------------------------   -----      -----------     -------   ---------------  --------  --------       -----       ---------
 50.00 and Below             179    $25,860,112.93     43.35%     144,469.90      5.654      179           721           37.64
 50.01 to 55.00               34      6,536,201.16     10.96      192,241.21      5.631      178           707           51.98
 55.01 to 60.00               36      7,157,083.18     12.00      198,807.87      5.646      179           698           57.96
 60.01 to 65.00               28      4,216,817.89      7.07      150,600.64      5.645      179           695           62.12
 65.01 to 70.00               25      4,087,229.52      6.85      163,489.18      5.644      179           696           67.99
 70.01 to 75.00               11      1,693,265.28      2.84      153,933.21      5.646      180           725           73.63
 75.01 to 80.00               57      8,694,334.80     14.58      152,532.19      5.652      178           718           79.27
 80.01 to 85.00                1        136,760.67      0.23      136,760.67      6.125      178           748           85.00
 85.01 to 90.00                7        938,681.74      1.57      134,097.39      5.672      177           738           89.26
 90.01 to 95.00                2        331,479.74      0.56      165,739.87      5.823      180           742           93.06
                             ---    --------------    ------
         Total               380    $59,651,966.91    100.00%
                             ===    ==============    ======

(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 is approximately 53.78%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                    % OF                                 WEIGHTED
                        NUMBER                     INITIAL                               AVERAGE                       WEIGHTED
                          OF        AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED  REMAINING       WEIGHTED        AVERAGE
                       INITIAL      PRINCIPAL      LOANS IN     PRINCIPAL      AVERAGE   TERM TO      AVERAGE FICO     ORIGINAL
                       MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE   MATURITY        CREDIT      LOAN-TO-VALUE
STATE                   LOANS      OUTSTANDING     GROUP 3   OUTSTANDING ($)  RATE (%)   (MONTHS)        SCORE         RATIO (%)
-----                   -----      -----------     -------   ---------------  --------   --------        -----         ---------
 Arizona                  23     $ 3,775,181.03      6.33%     164,138.31      5.654        179           711            54.14
 California               71      13,457,701.61     22.56      189,545.09      5.626        179           709            40.28
 Florida                  43       6,843,317.69     11.47      159,146.92      5.615        178           690            58.09
 Georgia                  15       1,775,410.83      2.98      118,360.72      5.778        179           719            61.44
 Illinois                  7       1,242,903.41      2.08      177,557.63      5.735        179           739            68.70
 Massachusetts             7       1,589,758.70      2.67      227,108.39      5.748        179           697            53.73
 Nevada                    8       1,446,684.72      2.43      180,835.59      5.624        178           715            56.70
 New Jersey               13       2,289,967.85      3.84      176,151.37      5.727        179           723            52.11
 New York                 11       2,112,075.11      3.54      192,006.83      5.593        179           700            44.61
 North Carolina           14       1,929,521.43      3.23      137,822.96      5.618        179           711            59.60
 Ohio                     14       1,540,872.05      2.58      110,062.29      5.597        179           715            57.95
 Oregon                    8       1,243,886.32      2.09      155,485.79      5.592        178           755            57.62
 Pennsylvania             11       1,274,989.69      2.14      115,908.15      5.623        179           716            56.81
 Texas                    25       3,368,312.71      5.65      134,732.51      5.622        178           735            67.06
 Utah                      8       1,224,010.52      2.05      153,001.32      5.672        180           725            62.08
 Virginia                  9       1,599,148.84      2.68      177,683.20      5.663        179           711            52.11
 Washington               10       1,696,128.86      2.84      169,612.89      5.658        179           709            53.71
 Other (less than 2%)     83      11,242,095.54     18.85      135,446.93      5.684        178           721            59.04
                         ---     --------------    ------
         Total           380     $59,651,966.91    100.00%
                         ===     ==============    ======

(1) The Other row in the preceding table includes 23 other states with under 2% concentrations individually. No more than approximately 1.438% of the Initial Mortgage Loans in loan group 3 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                    % OF                                   WEIGHTED
                         NUMBER                    INITIAL                                  AVERAGE                     WEIGHTED
                           OF         AGGREGATE    MORTGAGE        AVERAGE      WEIGHTED   REMAINING     WEIGHTED        AVERAGE
                        INITIAL       PRINCIPAL    LOANS IN       PRINCIPAL     AVERAGE     TERM TO    AVERAGE FICO     ORIGINAL
                        MORTGAGE       BALANCE      LOAN           BALANCE      MORTGAGE   MATURITY       CREDIT      LOAN-TO-VALUE
LOAN PURPOSE             LOANS       OUTSTANDING   GROUP 3     OUTSTANDING ($)  RATE (%)   (MONTHS)       SCORE         RATIO (%)
------------             -----       -----------   -------     ---------------  --------   --------       -----         ---------
 Refinance (cash-out)     194     $31,867,178.53   53.42%       164,263.81       5.670        179           700            52.13
 Purchase                  75      10,980,592.26   18.41        146,407.90       5.655        179           745            63.41
 Refinance (rate/term)    111      16,804,196.12   28.17        151,389.15       5.613        179           718            50.61
                          ---     --------------  ------
         Total            380     $59,651,966.91  100.00%
                          ===     ==============  ======

                          TYPES OF MORTGAGED PROPERTIES

                                                        % OF                                  WEIGHTED
                            NUMBER                     INITIAL                                AVERAGE                    WEIGHTED
                              OF         AGGREGATE     MORTGAGE      AVERAGE      WEIGHTED   REMAINING     WEIGHTED       AVERAGE
                           INITIAL       PRINCIPAL     LOANS IN     PRINCIPAL     AVERAGE     TERM TO    AVERAGE FICO    ORIGINAL
                           MORTGAGE       BALANCE       LOAN         BALANCE      MORTGAGE    MATURITY      CREDIT     LOAN-TO-VALUE
PROPERTY TYPE               LOANS       OUTSTANDING    GROUP 3   OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE        RATIO (%)
-------------               -----       -----------    -------   ---------------  --------    --------      -----        ---------
 2-4 Family Residence          19    $  4,376,620.04     7.34%     230,348.42       5.652        179         725           47.64
 Condominium Hotel              1          37,366.88     0.06       37,366.88       5.625        179         771           77.32
 High-rise Condominium          1         168,991.56     0.28      168,991.56       5.500        179         753           80.00
 Low-rise Condominium          20       2,952,158.85     4.95      147,607.94       5.627        178         718           61.59
 Planned Unit Development      84      14,821,760.32    24.85      176,449.53       5.607        179         720           54.84
 Single Family Residence      255      37,295,069.26    62.52      146,255.17       5.671        179         708           53.31
                              ---    ---------------   ------
         Total                380    $ 59,651,966.91   100.00%
                              ===    ===============   ======

                               OCCUPANCY TYPES(1)

                                                    % OF                                  WEIGHTED
                       NUMBER                      INITIAL                                AVERAGE                     WEIGHTED
                         OF         AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED  REMAINING     WEIGHTED        AVERAGE
                      INITIAL       PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE   TERM TO    AVERAGE FICO     ORIGINAL
                      MORTGAGE       BALANCE        LOAN          BALANCE      MORTGAGE   MATURITY      CREDIT      LOAN-TO-VALUE
OCCUPANCY TYPE         LOANS       OUTSTANDING     GROUP 3    OUTSTANDING ($)  RATE (%)   (MONTHS)      SCORE         RATIO (%)
--------------         -----       -----------     -------    ---------------  --------   --------      -----         ---------
 Investment Property     36     $ 5,970,339.57     10.01%      165,842.77        5.668      179           713            57.90
 Primary Residence      316      48,991,097.32     82.13       155,035.12        5.654      179           713            52.42
 Secondary Residence     28       4,690,530.02      7.86       167,518.93        5.599      178           715            62.70
                        ---     --------------    ------
         Total          380     $59,651,966.91    100.00%
                        ===     ==============    ======

(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                  % OF
                       NUMBER                     INITIAL                                              WEIGHTED
                         OF         AGGREGATE      MORTGAGE      AVERAGE      WEIGHTED    WEIGHTED      AVERAGE
                      INITIAL       PRINCIPAL      LOANS IN     PRINCIPAL     AVERAGE     AVERAGE      ORIGINAL
REMAINING TERM        MORTGAGE       BALANCE        LOAN         BALANCE      MORTGAGE  FICO CREDIT  LOAN-TO-VALUE
TO MATURITY (MONTHS)   LOANS       OUTSTANDING    GROUP 3    OUTSTANDING ($)  RATE (%)     SCORE       RATIO (%)
--------------------   -----       -----------    -------    ---------------  --------     -----       ---------
 180                    117     $16,624,152.00     27.87%     142,086.77        5.730        711          51.85
 179                    146      24,330,967.66     40.79      166,650.46        5.641        718          52.46
 178                     78      13,724,377.23     23.01      175,953.55        5.613        700          55.21
 177                     14       2,085,245.80      3.50      148,946.13        5.608        739          60.19
 176                     11       1,133,860.78      1.90      103,078.25        5.389        756          64.24
 175                      5         679,423.16      1.14      135,884.63        5.470        704          70.43
 174                      2         256,544.54      0.43      128,272.27        5.625        719          62.07
 173                      3         442,334.94      0.74      147,444.98        5.603        665          63.96
 171                      1         112,189.75      0.19      112,189.75        6.125        802          80.00
 167                      1         125,676.17      0.21      125,676.17        5.250        770          51.96
 158                      1         101,821.72      0.17      101,821.72        5.625        693          49.47
 112                      1          35,373.16      0.06       35,373.16        5.250        757          20.66
                        ---     --------------    ------
         Total          380     $59,651,966.91    100.00%
                        ===     ==============    ======

(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 is approximately 179 months.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2005-85CB, will consist of the Class 1-A-1, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 3-A-1, Class 3-A-2, Class 1-X, Class 2-X, Class 3-X, Class PO and Class A-R Certificates (all of which are together referred to as senior certificates) and the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as subordinated certificates). Only the classes of certificates listed on the cover page are being offered by this free writing prospectus. The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Their initial Class Certificate Balances are expected to be approximately $5,083,000, $4,447,000 and $3,177,210, respectively and their pass-through rates will be calculated as described in this free writing prospectus under " -- Interest" below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates as described below in this free writing prospectus. The initial Class Certificate Balances or initial notional amounts may vary in the aggregate by plus or minus 5%.

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      - all amounts previously distributed to holders of certificates of the class as payments of principal,

      -     the amount of Realized Losses allocated to the class, and

      - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under " -- Allocation of Losses"; and

in the case of the Class 2-A-7 and Class 3-A-2 Certificates, increased by

      - all interest accrued and added to their respective Class Certificate Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date after the first Distribution Date following the Conveyance Period exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. The notional amount certificates do not have principal balances and are not entitled to any distributions in respect of principal on the mortgage loans.

      The senior certificates will have an initial aggregate principal balance of approximately $ 1,216,647,756, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.75% in the trust fund. The Class Certificate Balance of the Class PO Certificates as of the closing date is expected to be approximately $1,955,656, based on assumptions with respect to the Supplemental Mortgage Loans for loan group 1 and loan group 2. It is expected that there will be a principal prepayment on the Class PO Certificates on the first Distribution Date after the end of the Conveyance Period as a result of the actual characteristics of the Supplemental Mortgage Loans. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.95%, 0.80%, 0.50%, 0.40%, 0.35% and 0.25%, respectively, in the trust fund.

      The Class A-R, Class B-3, Class B-4 and Class B-5 Certificates will be issued in fully registered certificated form. All of the remaining classes of certificates will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

SENIOR CERTIFICATE GROUPS

      The Class 1-A-1, Class 1-X and Class A-R Certificates and the Class PO-1 Component are sometimes referred to in this free writing prospectus as the "group 1 senior certificates", the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9 and Class 2-X Certificates and the Class PO-2 Component are sometimes referred to in this free writing prospectus as the "group 2 senior certificates" and the Class 3-A-1, Class 3-A-2 and Class 3-X Certificates and the Class PO-3 Component are sometimes referred to in this free writing prospectus as the "group 3 senior certificates". The group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates are each sometimes referred to as a "senior certificate group" and relate to loan group 1, loan group 2 and loan group 3, respectively.

COMPONENT CLASSES

      Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                                                                      INITIAL
                                                                     COMPONENT
DESIGNATION                                                           BALANCE
-----------                                                           -------
Class PO-1 Component............................................      $93,644(1)
Class PO-2 Component............................................   $1,679,953(1)
Class PO-3 Component............................................     $182,059

-------------
(1) Based on assumptions regarding the characteristics of the Supplemental Mortgage Loans for the related loan group.

      The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

      The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO-1 Component, the Class PO-2 Component or the Class PO-3 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

      The Class 1-X, Class 2-X and Class 3-X Certificates are notional amount certificates.

      The notional amount of the Class 1-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 1-X Certificates as of the closing date is expected to be approximately $315,658,314.

      The notional amount of the Class 2-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 2-X Certificates as of the closing date is expected to be approximately $733,106,693.

      The notional amount of the Class 3-X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 3 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that Due Date). The notional amount of the Class 3-X Certificates as of the closing date is expected to be approximately $36,160,115.

BOOK-ENTRY CERTIFICATES

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class 2-A-3 and Class 2-A-5 Certificates) in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 2-A-3 and Class 2-A-5 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

      The Class 2-A-5 and Class 2-A-6 Certificates (we sometimes refer to these classes of certificates as the LIBOR Certificates) will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

      LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of the interest accrual period applicable to those LIBOR Certificates (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as calculation agent, will establish LIBOR for the related interest accrual period on the basis of the British Bankers' Association ("BBA") "interest settlement rate" for one-month deposits in the U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest settlement rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such interest settlement rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places. "Telerate Page 3750" means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period for the LIBOR Certificates will be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

      If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the next interest accrual period will be 4.35%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Supplemental Loan Account allocated to loan group 1 or loan group 2, other than investment earnings, for distribution to the related certificateholders.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in January 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions on the group 1 senior certificates, the group 2 senior certificates and the group 3 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for each of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

      - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts;

      - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

      - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates; and

      - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus.

"Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
            (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

      - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with all interest paid in connection with the prepayment, other than certain excess amounts, and Compensating Interest;

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date; and

      - with respect to loan group 1 and loan group 2, for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Supplemental Loan Account after the end of the Conveyance Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or described below.

      Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                           INITIAL               MAXIMUM/MINIMUM              FORMULA FOR CALCULATION OF CLASS
CLASS                 PASS-THROUGH RATE         PASS-THROUGH RATE                    PASS-THROUGH RATE
-----                 -----------------         -----------------                    -----------------
Class 2-A-5.......         5.4500%                7.00% / 1.10%                        LIBOR + 1.10%
Class 2-A-6.......         5.6833%            21.63333407% / 0.00%          21.63333407% - (3.66666683 x LIBOR)

      The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.4777% per annum.

      The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.50%. The pass-through rate for the Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.4145% per annum.

      The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 3, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 5.25%. The pass-through rate for the Class 3-X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.2600% per annum.

      The pass-through rate for each class of subordinated certificates for the Interest Accrual Period related to any Distribution Date will be a per annum rate equal to the sum of:

      - 6.00% multiplied by the excess of the loan group 1 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 1 senior certificates (other than the related notional amount certificates) immediately prior to that Distribution Date,

      - 5.50% multiplied by the excess of the loan group 2 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 2 senior certificates (other than the related notional amount certificates) immediately prior to that Distribution Date, and

      - 5.25% multiplied by the excess of the loan group 3 principal balance as of the Due Date in the month preceding the calendar month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Certificate Balances of the group 3 senior certificates (other than the related notional amount certificates) immediately prior to that Distribution Date, divided by the aggregate of the Class Certificate Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Interest Accrual Period will be approximately 5.6358% per annum.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any interest-bearing class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts). The PO Certificates are principal only certificates and will not bear interest.

      With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs. Interest will be calculated and payable on the basis of a 360 day year divided into twelve 30 day months.

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by the related loan group, with respect to the senior certificates (other than the Class PO Certificates), and each of the loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

      - any net prepayment interest shortfalls for that loan group and Distribution Date, and

      - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or Debt Service Reduction.

      Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes of the related senior certificates and the classes of subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, before taking into account any reduction in such amounts from such Net Interest Shortfalls.

      For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The Assumed Balance for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments during the Prepayment Period related to that Due Date). Notwithstanding the foregoing, on any Distribution Date after the second Senior Termination Date, Net Interest Shortfalls from a loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive from all of the mortgage loans on that Distribution Date.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate net of the master servicing fee rate on the Stated Principal Balance of the mortgage loan. A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan. Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

      The Class 2-A-7 and Class 3-A-2 Certificates are accrual certificates. Interest will accrue on the Class 2-A-7 and Class 3-A-2 Certificates during each interest accrual period at a per annum rate of 5.50% and 5.25%, respectively. However, this interest will not be distributed on the Class 2-A-7 or Class 3-A-2 Certificates until the related Accrual Termination Date, which is the earlier of

      - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

      - in the case of the Class 2-A-7 Certificates, the Distribution Date on which the aggregate Class Certificate Balances of the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-5, Class 2-A-6 and Class 2-A-9 Certificates is reduced to zero; or

      - in the case of the Class 3-A-2 Certificates, the Distribution Date on which the Class Certificate Balance of the Class 3-A-1 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the respective Class Certificate Balances of the Class 2-A-7 and Class 3-A-2 Certificates on the related Distribution Date.

      If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:


DISCOUNT MORTGAGE LOANS        NET MORTGAGE RATE              NON-PO PERCENTAGE OF
     IN LOAN GROUP             FOR MORTGAGE LOAN             DISCOUNT MORTGAGE LOAN
     -------------             -----------------             ----------------------
           1                    Less than 6.00%         net mortgage rate divided by 6.00%

           2                    Less than 5.50%         net mortgage rate divided by 5.50%

           3                    Less than 5.25%         net mortgage rate divided by 5.25%

      The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.


NON-DISCOUNT MORTGAGE                            NET MORTGAGE RATE
 LOANS IN LOAN GROUP                             FOR MORTGAGE LOAN
 -------------------                             -----------------
        1                                  Greater than or equal to 6.00%
        2                                  Greater than or equal to 5.50%
        3                                  Greater than or equal to 5.25%

      The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE                               PO PERCENTAGE OF
LOANS IN LOAN GROUP                           DISCOUNT MORTGAGE LOAN
-------------------                           ----------------------
                                           (6.00% -- net mortgage rate)
       1                                         divided by 6.00%
                                           (5.50% -- net mortgage rate)
       2                                         divided by 5.50%
                                           (5.25% -- net mortgage rate)
       3                                         divided by 5.25%

      The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related senior certificate group (other than the notional amount certificates and the related Class PO Component) in an amount up to the related Senior Principal Distribution Amount for such loan group, and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of

            (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

            (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

            (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

      (ii) (a) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (b) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date;

      (iii) with respect to loan group 1 and loan group 2, on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Supplemental Loan Account and not allocated to the related Class PO Component.

      Class 2-A-7 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 2-A-7 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-5, Class 2-A-6, Class 2-A-7 and Class 2-A-9 Certificates in the following order of priority:

            1. in an amount up to $101,000 on each Distribution Date, in the following order of priority:

                  (a) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, in an amount up to $1,000 on each Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                  (b) concurrently, to the Class 2-A-1 and Class 2-A-9 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  (c) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            2. sequentially, to the Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to $2,553,750 on each Distribution Date, until their respective Class Certificate Balances are reduced to zero;

            3. concurrently, to the Class 2-A-1 and Class 2-A-9 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            4. concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

            5. sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      Class 3-A-2 Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 3-A-2 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Accrual Amount") will be distributed as principal to the Class

3-A-1 Certificates until its Class Certificate Balance is reduced to zero, and then to the Class 3-A-2 Certificates, until its Class Certificate Balance is reduced to zero.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group, in each case up to the amount of the related Senior Principal Distribution Amount, for the Distribution Date, will be distributed as principal to the following classes of senior certificates, in the following order of priority:

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

      - sequentially, to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

      - sequentially to the following classes of certificates in the following order of priority:

            1. concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

            2. in an amount up to an aggregate amount of $101,000 on each Distribution Date from the Class 2-A-7 Accrual Amount and the related remaining Senior Principal Distribution Amount, in the following order of priority:

                  (a) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, in an amount up to an aggregate amount of $1,000 on each Distribution Date, until their respective Class Certificate Balances are reduced to zero;

                  (b) concurrently, to the Class 2-A-1 and Class 2-A-9 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                  (c) concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            3. sequentially, to the Class 2-A-2 and Class 2-A-3 Certificates, in that order, in an amount up to an aggregate amount of $2,553,750 on each Distribution Date from the Class 2-A-7 Accrual Amount and the related remaining Senior Principal Distribution Amount, until their respective Class Certificate Balances are reduced to zero;

            4. concurrently, to the Class 2-A-1 and Class 2-A-9 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            5. concurrently, to the Class 2-A-5 and Class 2-A-6 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

            6. sequentially, to the Class 2-A-2, Class 2-A-3 and Class 2-A-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

            7. concurrently, to the Class 2-A-4 and Class 2-A-8 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 3

      - sequentially, to the Class 3-A-1 and Class 3-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 2 and loan group 3 will be distributed, concurrently as principal to the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used herein shall have the following meanings:

      "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Priority Percentage.

      "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-4 and Class 2-A-8 Certificates immediately prior to such Distribution Date, and the denominator of which is the Non-PO Pool Balance for loan group 2 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments on the group 2 mortgage loans received in the Prepayment Period related to such prior Due Date).

      "Shift Percentage" means, with respect to any Distribution Date occurring during the five years beginning on the first Distribution Date, 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      "Non-PO Pool Balance" means, with respect to any loan group and Due Date, an amount equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in that loan group over (y) the sum of the related PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

      "Scheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

      "Unscheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of (i) with respect to each Mortgage Loan in the related loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

      "Due Date" means, with respect to a mortgage loan, the day in the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and the related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from December 1, 2005) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

      - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

      - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      -     the sum of

            - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

            - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - with respect to loan group 1 and loan group 2, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period allocated to that loan group but not allocable to the related Class PO Component.

      Notwithstanding the definition of Senior Principal Distribution Amount above, on any Distribution Date after the second Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period, in each case with respect to that mortgage loan. The pool principal balance equals the aggregate of the Stated Principal Balances of the mortgage loans. The loan group principal balance with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

      The "Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate Class Certificate Balance of such senior certificate group (other than the related notional amount certificates and the related Class PO Component) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after the second Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of such remaining senior certificate group (other than the related notional amount certificates and the related Class PO Component) immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately prior to such date. For any Distribution Date on and prior to the second Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the second Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the related Class PO Component) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. The Subordinated Prepayment Percentage for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

      The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date, the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

      - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the trust fund and mortgage loans, the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for such loan group in the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after the second Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates, does not equal or exceed 50%, and

      - cumulative Realized Losses on the mortgage loans in each loan group do not exceed

            - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is on or prior to the second Senior Termination Date, the Subordinated Percentage for that loan group in the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off date or (ii) if such date is after the second Senior Termination Date, the aggregate of the principal balances of the subordinated certificates as of the closing date (in either case, the "original subordinate principal balance"),

            - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

      The "SENIOR TERMINATION DATE" for a loan group is the date on which the aggregate Class Certificate Balance of the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) is reduced to zero.

      If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

       Cross-Collateralization. There are two ways in which payments made on the mortgage loans in one loan group may be used to make distributions on classes of senior certificates (other than the related Class PO Component) that are not related to that loan group. They are described below:

      1. Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

      If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan groups remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component, of those senior certificate groups. If more than one Undercollateralized Group on any Distribution Date is entitled to an Undercollateralization Distribution, such Undercollateralization Distribution shall be allocated among the Undercollateralized Groups, pro rata, based upon the amount by which the aggregate Class Certificate Balance of the senior certificates (other than the related Class PO Component and related notional amount certificates) in each senior certificate group exceeds the sum of the Non-PO Balances for the related Undercollateralized Groups. If more than one senior certificate group on any Distribution Date is required to make an Undercollateralization Distribution to an Undercollateralized Group, the payment of such Undercollateralization Distributions will be allocated among such senior certificate groups (other than the related Class PO Component), pro rata, based upon the aggregate excess of the Available Funds for the senior certificate groups (other than the Undercollateralized Group) remaining after all required amounts for that Distribution Date have been distributed to those senior certificates.

      Except as provided otherwise in the preceding paragraph, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

      2.  Cross-Collateralization due to Rapid Prepayments

      On each Distribution Date prior to the earlier of the Senior Credit Support Depletion Date and the second Senior Termination Date, but after the first Senior Termination Date, the Non-PO Formula Principal Amount for the loan group relating to the senior certificate group that has been paid in full, will be distributed to the senior certificates (other than the related Class PO Component) of the other senior certificate groups, so that each remaining senior certificate group receives its pro rata portion thereof. If principal from one loan group is distributed to the classes of senior certificates, other than the related Class PO Component, that are not related to that loan group according to this paragraph, the subordinated certificates will not receive that principal as a distribution.

      All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and " -- Subordinated Principal Distribution Amount" below.

      Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all the loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the class and all classes of subordinated certificates which have higher numerical class designations than the class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      The Class Subordination Percentage with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                     Original
                                      Beneficial  Initial Credit    Applicable
                                     Interest in   Enhancement    Credit Support
                                      Trust Fund      Level         Percentage
                                      ----------      -----         ----------
           Senior Certificates.....     95.75%        4.25%            N/A
           Class M.................      1.95%        2.30%           4.25%
           Class B-1...............      0.80%        1.50%           2.30%
           Class B-2...............      0.50%        1.00%           1.50%
           Class B-3...............      0.40%        0.60%           1.00%
           Class B-4...............      0.35%        0.25%           0.60%
           Class B-5...............      0.25%        0.00%           0.25%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Subordinated Principal Distribution Amount for any loan group and Distribution Date will equal

      -     the sum of

            - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

            - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

            - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for the Distribution Date, and

            - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

      On any Distribution Date after the second Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for the Distribution Date and component and (y) the product of

      - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

      - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificate group and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date and related Class PO Component will equal the sum of

      -     the sum of the applicable PO Percentage of

            - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

            - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            - the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for the Distribution Date,

            - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan,

            - all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period,

      - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date, and

      - with respect to loan group 1 and loan group 2, the amount, if any, on deposit in the Supplemental Loan Account at the end of the Conveyance Period that is allocable to the Class PO-1 Component or Class PO-2 Component, as applicable.

      On the first Distribution Date following the end of the Conveyance Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit for each of loan group 1 and loan group 2 over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that loan group during the Conveyance Period. The "PO Sublimit" is a portion of the amount deposited in the Supplemental Loan Account allocated to loan group 1 and loan group 2 on the closing date which is equal to approximately $39,646 for loan group 1 and approximately $657,688 for loan group 2.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component, if any, on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of all of the loan groups for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the related Class PO Component, if any. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the related senior certificate group (other than the notional amount certificates and the related Class PO Component), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 2-A-7 and Class 3-A-2 Certificates, on the basis of the lesser of their respective Class Certificate Balances immediately prior to that Distribution Date and their respective initial Class Certificate Balances, except that (a) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-9 Certificates, until its Class Certificate Balance is reduced to zero and (b) the Non-PO Percentage of any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-8 Certificates, concurrently as follows: (i) the first $2,771,000 of Realized Losses that would otherwise be allocated to the Class 2-A-3 Certificates will instead be allocated to the Class 2-A-8 Certificates and (ii) the first $3,462,200 of Realized Losses that would otherwise be allocated to the Class 2-A-4 Certificates will instead be allocated to the Class 2-A-8 Certificates, in each case until the Class Certificate Balance of the Class 2-A-8 Certificates is reduced to zero.

      For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

      The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.